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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareowners
  of CT&T Funds;


We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectuses and to the references to our Firm under the heading "Financial Highlights" in the Prospectuses.


/s/ KPMG Peat Marwick, LLP
--------------------------
KPMG Peat Marwick, LLP


Chicago, IL
February 25, 1997